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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1996

                                               REGISTRATION FILE NO. 333-_______
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            MITCHAM INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        TEXAS                                                     76-0210849
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

  POST OFFICE BOX 1175
 44000 HIGHWAY 75 SOUTH
    HUNTSVILLE, TEXAS                                               77342
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                              1994 STOCK OPTION PLAN
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)


                              BILLY F. MITCHAM, JR.
                              POST OFFICE BOX 1175
                             44000 HIGHWAY 75 SOUTH
                             HUNTSVILLE, TEXAS 77342
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (409) 291-2277
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                                SABRINA A. MCTOPY
                      NORTON, JACOBS, KUHN & MCTOPY, L.L.P.
                              TEXACO HERITAGE PLAZA
                             1111 BAGBY, SUITE 2450
                            HOUSTON, TEXAS 77002-2546
                                 (713) 659-1131

                     CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                         PROPOSED      PROPOSED
                                          MAXIMUM      MAXIMUM
                            AMOUNT        OFFERING    AGGREGATE      AMOUNT OF
TITLE OF SECURITIES         TO BE          PRICE      OFFERING     REGISTRATION
   TO BE REGISTERED      REGISTERED(1)  PER SHARE(2)     PRICE           FEE
- --------------------------------------------------------------------------------
Common Stock, $.01 par  293,750 shares      $4.96     $1,457,000       $502.41
value ("Common Stock")  106,250 shares      $5.81       $617,313       $212.87
- --------------------------------------------------------------------------------
Totals                  400,000 shares                $2,074,313       $715.28
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

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(1)     Pursuant to Rule 416, the number of shares of the issuer's Common Sock registered hereunder includes an undeterminable number of additional shares which may become issuable pursuant to antidilution provisions of the Plans.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of (i) the average of the high and low prices of the Common Stock reported by the National Association of Securities Dealers Automated Quotation National Market System on August 26, 1996 with respect to the 106,250 shares of Common Stock which are not subject to outstanding options; and (ii) the weighted average exercise price of the 293,750 shares of Common Stock subject to options which have been granted under the Plans but not yet exercised.

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                                   P A R T  II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference in this Prospectus (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996; (ii) the Company's Quarterly Report on Form 10-QSB for the six months ended July 31, 1996; and (iii) the description of the Company's Common Stock contained in the Company's Form SB-2, dated December 19, 1994, including any amendments, post-effective amendments or reports filed for the purpose updating such description. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1996 are hereby incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Texas law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or while serving as a director of the corporation, by reason of his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by

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him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Texas law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is limited to Expenses and is not allowed if such person shall have been judged liable for willful or intentional misconduct. The Texas Business Corporation Act also provides for mandatory indemnification of any director or officer against Expenses to the extent such person has been wholly successful in any proceeding covered by the statute. In addition, the Texas Business Corporation Act provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases.

     Article Eleven of the Amended and Restated Articles of Incorporation of the Company (the "Articles") provides for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent permitted by current Texas law.

     As provided for in Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, Article Nine of the Company's Articles eliminates or limits the personal liability of directors for damages for breach of fiduciary duty as a director, except for (i) a breach of a director's duty of loyalty to the Company; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressed provided for by an applicable statute. The foregoing provisions may reduce the likelihood of derivative action against directors for breaches of their fiduciary duties.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS

4.1  -    Form of Common Stock certificate evidencing Common Stock of Mitcham
          Industries, Inc. (1) (Exhibit 4.1)

5    -    Opinion of Norton, Jacobs, Kuhn & McTopy, L.L.P. as to legality of
          Common Stock and options being registered.*

10.1 -    1994 Stock Option Plan of Mitcham Industries, Inc. (2) (Exhibit 10.9)

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10.2 -    Form of Incentive Stock Option Agreement (2) (Exhibit 10.10)

10.3 -    Form of Nonqualified Stock Option Agreement(2) (Exhibit 10.11)

10.4 - 1994 Non-Employee Director Stock Option Plan of Mitcham Industries, Inc. (1) (Exhibit 10.12)

10.5 -    Form of Nonqualified Stock Option Agreement (1) (Exhibit 10.13)

24.1 -    Consent of Norton, Jacobs, Kuhn & McTopy, L.L.P. (included in Exhibit
          5)

24.2 -    Consent of Hein + Associates LLP*

25   -    Power of Attorney (included as part of the signature page of the
          Registration Statement)

- ------------------

*    Filed herewith.
(1) Incorporated by reference to the indicated exhibit number of the Registrant's Registration Statement on Form SB-2 (File No. 33-81164-D), filed with the SEC on July 5, 1994.
(2) Incorporated by reference to the indicated exhibit number of the Registrant's Amendment No. 2 to the Registration Statement on Form SB-2, filed with the SEC on November 9, 1994.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act") to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

          IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM S-8 AND HAS DULY AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF OF THE UNDERSIGNED, THERETO DULY AUTHORIZED IN THE CITY OF HUNTSVILLE, STATE OF TEXAS, ON AUGUST 27, 1996.

                                   MITCHAM INDUSTRIES, INC.


                                   By:    /s/ BILLY F. MITCHAM, JR.
                                        --------------------------------------
                                        BILLY F. MITCHAM, JR., CHAIRMAN OF THE
                                        BOARD, PRESIDENT AND CHIEF EXECUTIVE
                                        OFFICER (PRINCIPAL EXECUTIVE OFFICER)


                                   By:    /s/ ROBERTO RIOS
                                        --------------------------------------
                                        ROBERTO RIOS, VICE PRESIDENT-FINANCE
                                        (PRINCIPAL FINANCIAL AND ACCOUNTING
                                        OFFICER)


     EACH OF THE UNDERSIGNED OFFICER AND DIRECTORS OF THE COMPANY HEREBY CONSTITUTES AND APPOINTS BILLY F. MITCHAM, JR. AND ROBERTO RIOS, OR EITHER OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTES, FOR HIM AND ON HIS BEHALF AND IN HIS NAME, PLACE AND STEAD, IN ANY WAY AND ALL CAPACITIES, TO EXECUTE AND FILE ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS AND ANY AMENDMENT OR AMENDMENTS INCREASING THE AMOUNT OF SECURITIES FOR WHICH REGISTRATION IS BEING SOUGHT), WITH ALL EXHIBITS AND ANY AND ALL DOCUMENTS REQUIRED TO BE FILED WITH RESPECT THERETO, WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOVE THE PREMISES IN ORDER TO EFFECTUATE THE SAME, AS FULLY CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 27, 1996.


       SIGNATURE                                  TITLE/CAPACITY
       ---------                                  --------------



  /s/ BILLY F. MITCHAM, JR.               Chairman of the Board, President and
  --------------------------               Chief Executive Officer
       BILLY F. MITCHAM, JR.

  /s/ PAUL C. MITCHAM                     Vice President -- Operations and
  --------------------------               Director
       PAUL C. MITCHAM

  /s/ ROBERTO RIOS                        Vice President -- Finance, Secretary,
  --------------------------               Treasurer and Director
       ROBERTO RIOS

  /s/ WILLIAM J. SHEPPARD                 Vice President of International
  --------------------------               Operations and Director
       WILLIAM J. SHEPPARD

  /s/ RANDAL DEAN LEWIS
  --------------------------              Director
       RANDAL DEAN LEWIS